                                   EXHIBIT 22


                          SUBSIDIARIES OF THE COMPANY



                                                                                            Percentage of Voting
                                                    State of Incorporation                      Stock Owned
                                                    ----------------------                  --------------------
Major Plaza Development                                     Florida                                 100%
Corporation

MPJV Corporation                                            Florida                                 100%